FOR IMMEDIATE RELEASE

COMPANY CONTACT
Robert L. LaPenta, Jr.
Vice President - Chief Accounting Officer and Treasurer
(609) 387-7800 ext. 1216

BURLINGTON COAT FACTORY ANNOUNCES
RESTATEMENT OF FINANCIAL STATEMENTS FOR LEASE ACCOUNTING AND RELATED DEPRECIATION/AMORTIZATION

Burlington, NJ - April 5, 2005 - Burlington Coat Factory Warehouse Corporation (NYSE-BCF) announced today that it has reviewed its lease accounting practices as a result of a letter issued by the Chief Accountant of the Securities and Exchange Commission (SEC) to the American Institute of Certified Public Accountants on February 7, 2005 regarding certain operating lease accounting matters. Based on this review and discussions that the Company had with its Audit Committee and its independent registered public accounting firm, the Company will revise its method of accounting for operating leases to conform with generally accepted accounting principles as noted in the SEC's letter. The Company will amend the appropriate filings with the SEC to restate affected portions of its financial statements for each of the fiscal years 2002 through 2004, and for the first two quarters of fiscal year 2005.

Accounting for Certain Operating Leases

Historically, when accounting for leases with renewal options, the Company recorded rent expense on a straight-line basis over the fixed initial term, with the term commencing when rental payments actually began, and computed depreciation/amortization on the related leasehold improvements and other long-lived assets located on these properties over their useful lives.

The Company will revise its accounting to recognize rent expense on a straight-line basis over the expected lease term, including rent holidays and option periods where exercise of such option periods can be reasonably assured. In addition, the commencement date of the lease term will be the earlier of the date on which the Company becomes legally obligated for rental payments or the date on which the Company takes possession of the property. The resulting adjustments will not affect historical or future cash flows or timing of payments under pertinent leases.

The Company will also revise its accounting for lease incentives. Previously, lease incentives received from the lessor for the reimbursement of costs of leasehold improvements were netted against the incurred capital expenditures. The Company will revise its accounting for these lease incentives by recording them as deferred rent and amortizing them over the lease term.

The Company previously believed that its audited financial statements, which reflected longstanding lease accounting treatments, were appropriate under generally accepted accounting principles.

The Company will file with the SEC amendments to its Annual Report on Form 10-K for the fiscal year ended May 29, 2004 and to each of its Quarterly Reports on Form 10-Q for the first and second quarters of fiscal 2005 to reflect the restated financial statements. As the preparation and filing of these amendments will precede the filing of its Quarterly Report on Form 10-Q for the third quarter of fiscal year 2005, the Company expects to file with the SEC a notification of late filing, extending the time to file its Form 10-Q until April 12, 2005. Upon filing on or before April 12, 2005, the Company's Form 10-Q will be deemed to be timely filed.

Cautionary Statement Regarding Forward-Looking Information

Statements made in this press release that are forward-looking (within the meaning of the Private Securities Litigation Reform Act of 1995) are not historical facts and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: management's expectations regarding the restatement of the Company's historical financial statements, future financial performance, the effects of regulation and litigation, and other factors that may be described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.